EXHIBIT 4.1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 369822 705

GENERAL FINANCE CORPORATION

8.125% SENIOR NOTE DUE 2021

$5,390,000	No.: R-2

GENERAL FINANCE CORPORATION, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE MILLION THREE HUNDRED AND NINETY THOUSAND DOLLARS or such other principal amount as shall be set forth on Schedule I hereto on July 31, 2021 and to pay interest thereon at the rate of 8.125% per annum from and including April 30, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 2017 (each, an "Interest Payment Date"), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which will be the January 15, April 15, July 15 and October 15 (whether or not that date is a Business Day), as the case may be (each, a "Regular Record Date"), immediately preceding each Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security (including, without limitation, any Redemption Price, Special Mandatory Redemption Price or purchase price relating to a Change of Control Offer) will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register. Payments of principal and interest at maturity will be made against presentation of this Security at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has caused this Security to be to be duly executed as of the date set forth below.

Date: April 24, 2017
GENERAL FINANCE CORPORATION
	By:	___________________________________
	Name:	Charles E. Barrantes
	Title:	Executive Vice President and Chief Financial Officer

	By:	___________________________________
	Name:	Christopher A. Wilson
	Title:	Vice President, General Counsel and Secretary

Trustee's Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: April 24, 2017
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
	By:	___________________________________
Its Authorized Signatory

(Reverse of Security)

GENERAL FINANCE CORPORATION

8.125% SENIOR NOTE DUE 2021

1. This Security is one of a duly authorized issue of securities of the Company designated as its 8.125% Senior Notes due 2021 (the "Securities") limited in aggregate principal amount to $5,390,000 issued and to be issued under an indenture, dated as of June 18, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), and the first supplemental indenture, dated as of June 18, 2014 (the "Base Indenture," as so supplemented and as it may be further supplemented or amended from time to time, is herein referred to as the "Indenture"), between the Company and the Trustee.  Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Securities, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company's current and future unsecured and unsubordinated indebtedness.

2. The Securities are subject to redemption, in whole or in part, from time to time, at the Company's option at the Redemption Prices set forth in the Indenture.
3. Upon the occurrence of a Change of Control Triggering Event, unless the Company has given written notice with respect to a redemption of the Securities pursuant to paragraph 2 of this Security, each Holder of Securities will have the right to require the Company to purchase all or a portion of such Holder's Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

4. When the Net Cash Proceeds from Asset Sales not applied or invested as provided in the Indenture total $5.0 million or more, the Company will be required to make an offer to purchase an amount of Securities (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities (and Pari Passu Debt) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

5. If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

7. No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Securities Register of the Company, upon surrender of this Security for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instruction of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder's attorney, duly authorized in writing, on which instruction the Company can rely, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

9. The Securities are issuable only in fully registered form, without coupons, in minimum denominations of $25 or any amount in excess thereof which is an integral multiple of $25. As provided in the Indenture, and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities in authorized denominations, as requested by the Holder surrendering the same.

10. No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

11. Prior to the due presentment of this Security for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

12. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

13. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of  the Company or of the Guarantors under the Securities, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

15. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Each Holder of this Security covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

18. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
19. All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
______________________________________
______________________________________
______________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______ _____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:         ____________________________
Signature:  ____________________________
NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.02 or Section 4.05 of the Supplemental Indenture, check the appropriate box:

Section 3.02  [     ] Change of Control Offer
Section 4.05  [     ] Net proceeds Offer

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 or Section 4.05 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:

Schedule I
SCHEDULE OF TRANSFERS AND EXCHANGES
The following increases or decreases in principal amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian